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                                                                      EXHIBIT 21

                   LIST OF SUBSIDIARIES OF OLYMPIC STEEL, INC.

NAME OF SUBSIDIARY                    STATE OF ORGANIZATION     % OWNERSHIP
------------------                    ---------------------     -----------

Olympic Steel Lafayette, Inc.         Ohio                      100%

Olympic Steel Minneapolis, Inc.       Minnesota                 100%

Olympic Steel Receivables, Inc.       Delaware                  100%

Olympic Steel Receivables LLC         Delaware                  100%(a)

Olympic Steel Trading, Inc.           Ohio                      100%

Oly Steel Welding, Inc.               Michigan                  100%

Olympic Steel Iowa, Inc.              Iowa                      100%(b)

OLP LLC                               Michigan                  50%(c)

G.S.P., LLC                           Michigan                  49%(d)




(a)  Owned 100% by Olympic Steel, Inc. and Olympic Steel Receivables, Inc.

(b)  Owned 100% by Olympic Steel Minneapolis, Inc.

(c)  Owned 50% by Oly Steel Welding, Inc.

(d)  Owned 49% by Oly Steel Welding, Inc.